OEM Agreement

This OEM Agreement is dated October 16, 2000 and is by and between the following
Parties:

Caldera:     Caldera  Systems,  Inc.
             240  West  Center  Street
             Orem,  UT  84057

Tel.:    (801)  765-4999
Fax:     (801)  765-1313

OEM:     Merlin  Software  Technologies  Inc.
         6101  North  31st  Way
         Phoenix,  AZ  85016

Tel.:     602-625-9651
Fax:

and  is  for  the  following  Territory:
              North America

                              Terms and Conditions

     1. Authorized OEM. Subject to the terms and conditions of this Agreement, OEM is an authorized original equipment manufacturer or value added reseller of Caldera with respect to the Software as combined or bundled with OEM's Product as defined below.

     2. Software. "Software" shall mean the software product(s) identified in Appendix A. "Software" includes any packaging, documentation and materials included by Caldera with the Software provided to OEM under this Agreement. Caldera may discontinue any of the Software at any time. Caldera has no obligation to make discontinued Software available to OEM, and may delete such discontinued Software from Appendix A. The Parties may add Software to Appendix A at any time by mutual written agreement. Such added Software shall become "Software" governed by this Agreement. Caldera has no obligation to localize or translate any of the Software or its documentation or other materials for the Territory.

     3. Caldera Software, Third Party Software and GPL Software. Software may include any one or more of the following: Caldera Software, Third Party Software, and GPL Software. The license agreements and/or documentation which accompany a Software product will identify the Caldera Software, Third Party Software and GPL Software included in the Software product.

(a) "Caldera Software" consists of the computer programs, databases and/or other works of authorship which are licensed or sublicensed by Caldera to the Customer. Such license or sublicense is governed by a license agreement
(included in or with the Caldera Software) between Caldera Software and the Customer. Caldera Software and all rights

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to  use and copy Caldera Software are governed the applicable license agreement.
Nothing in this OEM Agreement gives OEM the right or authorization to use or copy any Caldera Software. OEM and Customers are not entitled to any Caldera Software source code unless such source code is included by Caldera in the Software and the license.

(b) "Third Party Software" consists of the computer programs, databases and/or works of authorship which are licensed or sublicensed by third party licensors to Customers. Typically, such license or sublicense is governed by a license agreement (included in or with the Software) between the third party licensor and the Customer. Third Party Software and all rights to use and copy Third Party Software are governed the applicable license agreement. Nothing in this OEM Agreements gives OEM the right or authorization to use or copy any Third Party Software. OEM and Customers are not entitled to any Third Party Software source code unless such source code is included by the third party licensor in the Third Party Software and the license.

(c) "GPL Software" consists of the computer programs, databases and/or works of authorship distributed by Caldera under the terms of a GNU General Public License. The GNU General Public License governs the GPL Software and the copying, distribution and modification of the GPL Software. With respect to GPL Software, this Agreement is subject to the applicable version of the GNU General Public License. A copy of each applicable version of the GNU General Public License is available from Caldera. All GPL Software is provided "as is" without any warranty. GPL Software source code will be available to Customers consistent with the requirements of the applicable GNU Public License.

(d) Licensed, Not Sold. Caldera Software, Third Party Software and GPL Software are not sold, but are licensed or sublicensed. In this Agreement, any reference to the purchase, sale or resale of a Software or to purchase, sell or resell Software means, with respect to the Caldera Software and Third Party Software in such Software, a purchase, sale or resale of the license or sublicense or to purchase, sell or resell the license or sublicense. GPL Software licenses and sublicenses are free, but a fee for distribution (e.g., transferring a copy) may be charged by Caldera. Therefore, in this Agreement, any reference to the purchase, sale or resale of Software or to purchase, sell or resell Software means, with respect to the GPL Software in such Software, the payment or obligation to pay for such distribution. Ownership of copies of Caldera Software, Third Party Software or GPL Software is governed by the applicable license agreement.

(e) New Versions. New versions of Software may be made available to Caldera to OEM as added Software under Section 2 above.

(f) Maintenance Releases. All Software maintenance releases, fixes, patches, work-around solutions, upgrades, and updates made available by Caldera to OEM shall be deemed part of the Software.

     4. OEM's Product. "OEM's Product" shall mean the hardware, software and/or other products identified in Appendix B attached hereto. Appendix B may also includes a

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description  of the manner in which OEM will combine or bundle the Software with
OEM's  Product  and  the  "value  added"  which  OEM  brings  to  the  Software.

     5. OEM License. Subject to the terms and conditions of this Agreement and OEM's compliance therewith, OEM is authorized and licensed to combine or bundle Software into or with OEM's Product and to distribute copies of such combined or bundled Software with OEM's Product to Customers in the Territory only (the "OEM License"). Copies of the Software may not be distributed by OEM independent of OEM's Product or as a stand-alone product. The entirety of a Software product must be included in the combination or bundle with OEM's
Product. OEM's rights are limited to the Territory and are nonexclusive. The Territory is defined above. Rights not expressly granted to OEM are reserved by Caldera. With respect to GPL Software, the restrictions of this Section 5 and any other restrictions of this Agreement are subject to the applicable GNU General Public License.

     6. Customers. "Customers" mean end user customers of OEM's Product who use the Software on, in or in conjunction with OEM's Product.

     7. End User Software Licenses. To use the Software, each Customer must first accept Caldera's then-current end-user license agreement. A copy of the end-user license agreement is attached hereto as Appendix D will be provided by Caldera to OEM for distribution by OEM to Customers. If a new form of end-user license agreement is adopted by Caldera, a copy of such new form will be provided to OEM as a replacement. Caldera may change its end-user licensing procedures. Use of the Software by a Customer will be governed by the end-user license agreement. This Section is subject to subsections (a), (b) and (c) of
Section  3  above.

     8. Purchase Orders. OEM will purchase the applicable Software product(s) from Caldera for distribution to Customers. The applicable fees set forth in Appendix C. To purchase Software products, OEM will submit purchase orders to Caldera stating the quantity and type of Software product needed. OEM shall pay the applicable fees to Caldera within 30 days of the date of Caldera's invoice. Any other terms or conditions included by OEM with a purchase order or other document that are in addition to or different from or inconsistent with the terms and conditions of this Agreement shall be of no effect, unless agreed to by Caldera in writing in each case.

     9. Fees and Discounts. The discount to which OEM is entitled and the discounted fees payable by OEM are set forth in Appendix C. All payments to Caldera shall be made in U.S. Dollars. All references in this Agreement, including the Appendices, to $ to dollars shall mean U.S. Dollars.

     10. Updates to Software. After a Customer receives OEM's Product and the Software, if the Customer receives an update, upgrade, enhancement, new version or new release of, or to, the Software, OEM will pay Caldera the discounted fee (as specified by Caldera) for the update, upgrade, enhancement, new version or new release. This payment shall be in addition to the discounted fee paid for the original Software product.

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     11.     Late  Payments.  If  any  payment  is not made by OEM when due, OEM shall pay interest to Caldera at the rate of 1.5% per month or the highest rate allowed by applicable law (whichever is less) until payment is received in full.

     12. Quantity and Credit Limits. Caldera may establish a credit limit and/or quantity limit for OEM. These limits may be revised at any time by Caldera. Caldera has no obligation in excess of the credit limit or quantity limit. Caldera may at any time require payment in advance.

     13. Termination of Software Licenses. Caldera may terminate any Software license for which payment is not received in full. Such right to terminate does not apply to GPL Software.

     14. Costs of Collection. OEM shall pay Caldera for all costs and expenses incurred in collecting from OEM any amounts not paid when due or in repossessing Software, including reasonable attorneys' fees.

     15. Taxes. OEM shall pay any sales, use, excise or other taxes, and any duties, tariffs, fees, and other government assessments that may be imposed by or payable to any U.S., state, provincial, local, or foreign authority or agency upon or relating to this Agreement or any of the licensing, distribution, or other transactions contemplated herein.

     16. Guarantees and Other Warranties. Caldera may give a 30 day money back guarantee to Customers. OEM will honor this guarantee. If Software is returned or erased by a Customer for a refund in accordance with this guarantee, then OEM will make the refund to the Customer and Caldera shall refund to OEM the discounted license fee paid by OEM therefor. OEM will be refunded by Caldera within 30 days of written notification by OEM to Caldera. OEM will cooperate with Caldera in honoring any other written warranties made by Caldera to Customers that are included in or with the Software license agreement or made by Caldera in advertisements or other printed materials. This may include returns for refunds or replacements. Guarantees and warranties are subject to change by Caldera. Caldera has no obligation under outdated or expired guarantees or warranties. The 30 day money back guarantee and the other warranties referred to in this Section, are not given to OEM, but only to Customers.

     17. Support. OEM shall be entitled to the then-current level of support provided by Caldera under its Authorized OEM Program, including:

     (a) Sales Literature. OEM shall receive an initial package of sales literature for the Software at no charge. Thereafter, OEM may request additional and updated sales literature as reasonably needed. Caldera reserves the right to charge OEM a reasonable fee for such additional and updated sales literature.

     (b) Telephone Support. Software telephone support will be available to OEM during Caldera's then-current normal telephone support hours.

     (c) Software Training. OEM's personnel may attend Software training courses offered by Caldera at Caldera's facilities as part of the Authorized OEM Program. OEM shall be responsible for all travel and other expense of its personnel.

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18.     Obligations  of  OEM.  The  obligations  of  OEM  include the following:

     (a) Defects and Complaints. OEM shall inform Caldera of any Software defects of Customer complaints which come to the attention of OEM.

     (b) Cooperation. If Caldera desires to recall any Software from OEM's Customer's or to distribute replacements, maintenance fixes or work-around solutions to OEM's Customers, OEM shall provide all cooperation and assistance reasonably requested by Caldera.

     (c) Warranties. OEM is not authorized by Caldera to make any guarantees or warranties concerning the Software. OEM is responsible for all warranties, representations and promises made by OEM to Customers. Caldera has no responsibility or obligation with respect thereto.

     (d) Compliance with Laws. OEM shall comply with the laws of all relevant jurisdictions in the Territory and OEM will obtain all necessary licenses and authorizations from the relevant governmental authorities to do business and distribute Software in the Territory as provided in this Agreement.

     (e) Notices. OEM shall include on all copies of the Software distributed by OEM such copyright, trademark, and proprietary rights notices as Caldera may reasonably request. At a minimum, OEM shall include on such copies of the notices found on the Software products and documentation provided by Caldera to OEM.

     (f) Export Act. OEM hereby warrants and certifies that no Software will be made available or exported by OEM to any country in contravention of any law or regulation of the United States or any of its agencies, including, but not limited to, the Export Administration Act of 1979 and regulations relating thereto. This Agreement is subject to such laws and regulations.

     (g) Indemnification. OEM shall indemnify Caldera against, and hold it harmless from, any claims by third parties relating to OEM's Product and any expenses, judgments, awards, settlements, attorneys' fees, and losses relating to such claims.

     (h) Modifications and Enhancements. If and to the extent that modifications or enhancements to GPL Software are made by or for OEM, then such modifications and enhancements shall be: (i) governed by the applicable GNU General Public License and OEM shall comply therewith, and (ii) freely available to the public. Furthermore, OEM shall promptly give complete copies of such modifications and enhancements (including binary and source code) to Caldera, and Caldera may use, copy, distribute, publish, modify and enhance such modifications and enhancements and authorize others to do so, without any obligation to OEM and without restriction other than any applicable provisions of the applicable GNU General Public License. If and to the extent that modifications or enhancements to Caldera Software are made by or for OEM, then such modifications and enhancements shall be governed by and subject to any restrictions imposed by Caldera. OEM shall promptly give complete copies of such modifications and enhancements (including binary and source code) to Caldera, and Caldera may use, copy, distribute, publish, modify and enhance such modifications and enhancements and authorize others to do so, without any obligations to OEM and without restriction.

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     19.     Termination.  Either  Party  may  terminate  this Agreement upon 30 days advance written notice to the other Party. However, such termination shall not apply to, and this Agreement shall continue to govern, Software products purchased or issued prior to the date of termination and any disputes relating to such purchased or issued Software products. Section 15 and Subsections 18
(f), (g), (h) and (i) shall survive termination. Amounts payable by OEM to Caldera shall not be affected, reduced or negated by such termination, and shall be paid by OEM immediately. Upon termination of this Agreement, OEM shall cease to have any rights under Caldera's Authorized OEM Program, including Section 17 of this Agreement.

     20. Standard Warranty. The then-current warranties and guarantees of Caldera applicable to the Software and stated in the licensed agreements or other printed materials provided by Caldera with the Software are the only warranties or guarantees made by Caldera relating to the Software. Such warranties and guarantees are subject to any and all accompanying disclaimers, limitations and other terms.

     21. Disclaimers. CALDERA MAKES NO WARRANTY EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT. ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT ARE DISCLAIMED AND EXCLUDED.

     22. Sole and Exclusive Remedy. THIS AGREEMENT DEFINES AND PROVIDES THE SOLE AND EXCLUSIVE REMEDY OR OEM AND THE SOLE AND EXCLUSIVE LIABILITY OF CALDERA.

     23. Limitation on Liability. IN NO EVENT SHALL CALDERA'S AGGREGATE LIABILITY ARISING FROM OR RELATING TO THIS AGREEMENT OR THE SOFTWARE (REGARDLESS OF THE FORM OF ACTION, WHETHER BY CONTRACT, WARRANTY, TORT, MALPRACTICE, FRAUD AND/OR OTHERWISE) EXCEED THE AMOUNT ACTUALLY PAID BY OEM TO CALDERA. IN NO EVENT SHALL CALDERA BE LIABLE FOR ANY CONSEQUENTIAL, SPECIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES, EVEN IF CALDERA HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     24. Assignment and Successors. This Agreement is not assignable or transferable, except that this Agreement may be assigned or transferred by Caldera to any third party who acquires substantially all of Caldera's intellectual property in and to the Caldera Software.

     25. Government Law and Forum. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Utah and the United States of America, specifically excluding the United Nations Convention on Contracts for the International Sale of Goods, and without giving effect to conflict of laws. Any litigation or arbitration between the Parties shall be conducted exclusively in the state of Utah.

     26. Entire Agreement. This Agreement (including its Appendices): (i) represents the entire agreement between the Parties relating to the subject matter of this Agreement, (ii) supersedes all prior agreements, understandings, representations and warranties relating to the subject matter of this Agreement, and (iii) may only be amended, canceled or rescinded in writing and signed by both Parties.

     27. Force Majeure. Except for obligations to make payment, neither Party shall be deemed in breach of this Agreement for any failure to perform an obligation where such failure is caused by Acts of God or other circumstances beyond the control of that Party.

     28. Waiver. Any waiver under this Agreement must be in writing and any waiver of one event shall not be construed as a waiver of subsequent events.

     29. Attorney's fees. In the event of any litigation or arbitration between the Parties relating to this Agreement or the Software, the prevailing Party shall be entitled to recover from the other Party all reasonable attorneys' fees and other reasonable costs incurred by the prevailing Party in connection therewith.

     30. Construction. This Agreement represents the wording selected by the Parties to define their agreement and no rule of strict construction shall apply against either Party. This Agreement is written in, and shall be governed by, the English language.

     31. Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalid, illegal or unenforceable provision(s) shall be curtailed, limited, and construed to the extent necessary (and only to such extent) to remove such invalidity, illegality or unenforceability with respect to the applicable law as it shall then be applied. If it is not possible to curtail, limit and/or construe such provisions to make them valid, legal and enforceable, then such provisions shall be severed from this Agreement, and the other provisions of this Agreement shall not be affected thereby.

     32. Execution. The persons signing below represent that they are duly authorized to execute this Agreement for and on behalf of the Party for whom they are signing.

AGREED  TO  AND  ACCEPTED  BY:

OEM:     Merlin  Software  Technologies  Inc.

By  (signature):     /s/  S.  Montgomery

Name  (print):       S.  MONTGOMERY

Title:               V.P.  SALES.

CALDERA  SYSTEMS,  INC.  ("Caldera")

By  (signature):    /s/ signed

Name  (print):      Alan Hansen

Title:              CFO

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                                   APPENDIX A
                                    SOFTWARE

                                  eDesktop 2.4
                                   eServer 2.3

                                   APPENDIX B
                                  OEM'S PRODUCT

Describe the manner in which OEM will combine or bundle the Software with OEM's Product and the "value added" which OEM brings to the Software:

OEM will bundle applicable Caldera products with its PerfectBACKUP+ software and not sell Caldera's products separately.

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                                   APPENDIX C
                               FEES AND DISCOUNTS

                           eDesktop 2.4 $13.50 (U.S.)
                            eServer 2.3 $40.00 (U.S.)

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                                   APPENDIX D
                           END USER LICENSE AGREEMENT